Exhibit 99.1

THIRD MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Third Modification to Loan and Security Agreement (this “Modification”) is entered into by and between HEMACARE CORPORATION and CORAL BLOOD SERVICES, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of this 31st day of January, 2006, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Loan and Security Agreement (Accounts and Inventory) dated November 19, 2002, which was subsequently modified pursuant to those certain modification agreements dated March 22, 2004 and July 1, 2005. The Loan and Security Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.             Incorporation  by Reference. The Recitals and the documents referred to therein are Incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.             Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

a.             Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.3         Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower during the term of this Agreement in the aggregate outstanding face amount not to exceed (i) the lesser of the Credit Limit or the Borrowing Base, minus (ii) the then outstanding Daily Balance, provided that the Letter of Credit Obligations shall not in any case exceed One Million and no/100 Dollars ($1,000,000.00). All letters of credit shall be in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Letter of Credit Application and Agreement.

The obligation of Borrower to immediately reimburse Bank for drawings made under letters of credit shall be absolute, unconditional and irrevocable in accordance with the terms of this Agreement and the Letter of Credit Application and Agreement with respect to each such letter of credit. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense, or liability, including, without limitation, reasonable attorney’s fees incurred by Bank, whether in-house or outside counsel is used, arising out of or in connection with any letters of credit.”

3.             Legal Effect.

a.             Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b.             Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c.             The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms.

4.             Miscellaneous Provisions.

a.             This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

b.             This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

HEMACARE CORPORATION		COMERICA BANK
By:	/s/ Judi Irving	By :	/s/ Geoff Mathews
Title:	CEO		Geoff Mathews
		Title:	Assistant Vice President-Western Division
By:	/s/ Robert S. Chilton
Title:	EVP & CFO

CORAL BLOOD SERVICES, INC.

By:	/s/ Judi Irving
Title:	CEO

By:	/s/ Robert S. Chilton
Title:	EVP & CFO